Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated June 21, 2005, accompanying the financial statements of the Cooper Cameron Corporation Retirement Savings Plan, included in the Annual Report of Cooper Cameron Corporation on Form 11-K for the year ended December 31, 2004. We hereby consent to the incorporation by reference of said report in the Registration Statement of Cooper Cameron Corporation on Form S-8 (File No. 333-95002 effective July 26, 1995).

/s/ Grant Thornton LLP

Houston, Texas
June 21, 2005